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
                                                              Exhibit 11.1
                           DELTA FINANCIAL CORPORATION
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                     THREE MONTHS ENDED      NINE MONTHS ENDED
                                                     SEPTEMBER 30, 1997      SEPTEMBER 30, 1997
                                                        ------------           ------------
Primary Earnings Per Share
--------------------------
   Net income                                           $ 7,884,054            $22,098,349
                                                        ============           ============

   Weighted average number of common
   and common equivalent shares:
   -----------------------------
      Average no. of shares outstanding                  15,372,288             15,354,810

      Net effect of dilutive stock options
        based on treasury stock method                       52,176                 35,859
                                                        ------------           ------------
   Total average shares:                                 15,424,464             15,390,669
                                                        ============           ============

   Primary earnings per share                           $      0.51            $      1.44
                                                        ============           ============


Fully Diluted Earnings Per Share
--------------------------------
   Net income                                           $ 7,884,054            $22,098,349
                                                        ============           ============

   Weighted average number of common
   and common equivalent shares:
   -----------------------------
      Average no. of shares outstanding                  15,372,288             15,354,810

      Net effect of dilutive stock options
      based on treasury stock method                         54,026                 53,061
                                                        ------------           ------------
   Total average shares:                                 15,426,314             15,407,871
                                                        ============           ============

   Fully diluted earnings per share                     $      0.51            $      1.43
                                                        ============           ============

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